EXHIBIT J.2

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc. as filed with the Securities and Exchange Commission on or about August 29, 2008.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

Atlanta, Georgia
August 29, 2008